Exhibit 23.1

[HJ & ASSOCIATES, LLC LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of National Health Partners, Inc. and Subsidiaries on the Registration Statement on Post Effective Amendment No. 2 to Form SB-2 of our audit report, dated March 16, 2007 of National Health Partners, Inc. and Subsidiaries which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

September 19, 2007